UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 10, 2026

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock	FWONA	The Nasdaq Stock Market LLC
Series C Common Stock	FWONK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities.

On August 13, 2026, Liberty Media Corporation (the “Company”) entered into an Indenture (the “Indenture”) with U.S. Bank Trust Company, National Association, as trustee, in connection with the sale of $690,000,000 aggregate principal amount of the Company’s 2.375% Senior Convertible Notes due 2032 (the “Notes”), including notes with an aggregate principal amount of $90,000,000 issued pursuant to the exercise of an option granted to the Initial Purchasers (as defined below), which was exercised in full, to Goldman Sachs & Co. LLC, Mizuho Securities USA LLC and Santander US Capital Markets LLC, as representatives of the initial purchasers (the “Initial Purchasers”) pursuant to that certain purchase agreement dated August 10, 2026.

The Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the Notes were resold to qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act. The Notes and any shares of the Company’s Series C common stock, par value $0.01 per share (“FWONK”) issuable upon their conversion may be offered and resold only in transactions that are exempt from registration under the Securities Act and other applicable securities laws. To the extent that any shares of FWONK are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of FWONK.

Pursuant to the terms of the Indenture, holders of the Notes may convert their Notes, in integral multiples of $1,000 principal amount, at their option, under the following circumstances: (i) during any calendar quarter after the calendar quarter ending December 31, 2026 (and only during such calendar quarter), if the last reported sale price of FWONK for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is equal to or more than 130% of the conversion price of the Notes on the last day of such preceding calendar quarter; (ii) during the five business-day period after any five consecutive trading-day period, which the Company refers to as the measurement period, in which the trading price per $1,000 principal amount of Notes for each trading day of that measurement period was less than 98% of the product of the last reported sale price of FWONK and the applicable conversion rate for the Notes on each such trading day; (iii) if the Company calls the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or (iv) upon the occurrence of specified corporate events described in the Indenture. In addition, holders may convert their Notes at their option at any time on or after May 15, 2032 and ending on the close of business on the second scheduled trading day immediately preceding the stated maturity date for the Notes, without regard to the foregoing circumstances.

The Notes are convertible into shares of FWONK at an initial conversion rate of 7.2106 shares of FWONK per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $138.68 per share of FWONK. The conversion rate is subject to adjustment in certain events, but will not be adjusted for accrued interest, including any additional interest. Upon a conversion of the Notes, the Company may elect to pay or deliver, as the case may be, cash, shares of FWONK or a combination of cash and shares of FWONK.

If the Company undergoes a make-whole fundamental change or delivers a notice of redemption, and a holder elects to convert its Notes in connection with such make-whole fundamental change or redemption, the Company will increase the applicable conversion rate, under certain circumstances, by a number of additional shares of FWONK as described in the Indenture.

The net proceeds from this offering were approximately $680 million, after deducting the initial purchasers’ discounts and commissions and Company’s estimated offering expenses.

Item 7.01. Regulation FD Disclosure.

On August 11, 2026, the Company issued a press release announcing the pricing of the private offering of the Notes.

This Item 7.01 and the press release furnished herewith as Exhibit 99.1 are being furnished to the Securities and Exchange Commission in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 8.01. Other Events.

On August 10, 2026, concurrently with the pricing of the Notes, the Company entered into privately negotiated capped call transactions with certain financial institutions (the “option counterparties”) that relate to its 2.25% Convertible Senior Notes due 2027 (the “2027 Notes”). The capped call transactions are expected to generally offset any potential cash payments the Company is required to make in excess of the principal amount of the 2027 Notes that are converted and/or reduce potential dilution to FWONK upon any conversion of the 2027 Notes, as the case may be, with such offset and/or reduction subject to a cap.

The option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to FWONK and/or purchasing or selling FWONK or other securities of the Company in secondary market transactions following their initial hedging activity and prior to the maturity of the 2027 Notes. This activity could also cause or avoid an increase or decrease in the market price of FWONK or the market value of the Notes, which could affect the ability of holders of the Notes and the 2027 Notes to convert the Notes or the 2027 Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes or the 2027 Notes, it could affect the amount and value of the consideration that holders will receive upon conversion.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 11, 2026, announcing the pricing of the private offering
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2026

LIBERTY MEDIA CORPORATION

By:	/s/ Brittany A. Uthoff
	Name:	Brittany A. Uthoff
	Title:	Vice President and Assistant Secretary